                             PARTICIPATION AGREEMENT

                                      AMONG

                          TRAVELERS INSURANCE COMPANY,

                       TRAVELERS LIFE AND ANNUITY COMPANY,

                         TOWER SQUARE SECURITIES, INC.,

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                                       AND

                        ALLIANCE FUND DISTRIBUTORS, INC.

                                   DATED AS OF

                                NOVEMBER 1, 1999

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 1st day of November, 1999 ("Agreement"), by and among The Travelers Insurance Company and The Travelers Life and Annuity Company ("Insurer"), Connecticut corporations, on their own and on behalf of each Separate Account ("Account") set forth on Schedule A as may be amended from time to time; Tower Square Securities, Inc., a Connecticut corporation ("Contracts Distributor"), the principal underwriter with respect to the Contracts referred to below; Alliance Capital Management L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),

                                WITNESSETH THAT:

     WHEREAS Insurer, the Distributor, and Alliance Variable Products Series Fund, Inc. (the "Fund') desire that Class B shares of the Fund's portfolios set forth on Schedule B as may be amended from time to time (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for [those combination fixed and variable annuity contracts of Insurer that are the subject of Insurer's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), as set forth in Schedule C, as may be amended from time to time,] to be offered through Contract Distributor and other registered broker-dealer firms as agreed to by Insurer and Contracts Distributor; and

     WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in Class B shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make Class B shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

                        Section 1. Additional Portfolios

     The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

                       Section 2. Processing Transactions

     2.1 Timely Pricing and Orders.

     The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Insurer at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value, and (c) Insurer is open for business. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time. Insurer will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by 11:00 a.m., Eastern time.

     2.2 Timely Payments.

     Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Insurer on the same day as the order is placed, to the extent practicable, and in any event be made within three calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

     2.3 Applicable Price.

     The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Insurer receives such orders and processes such transactions, which, Insurer agrees shall occur not earlier than the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For purposes of this section, Insurer shall be deemed to be the agent of the Fund for receipt of such orders from holders or applicants of contracts, and receipt by Insurer shall constitute receipt by the Fund, provided that the Fund receives notice of such redemption request by 11:00 a.m. on the next business day. Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Insurer otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

                          Section 3. Costs and Expenses

     3.1 General.

     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

     3.2 Registration.

     The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

     3.3 Other (Non-Sales-Related) Expenses.

     The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communication and any related requests for voting instructions from Participations (as defined below). Insurer will bear the costs of preparing, filing with the SEC and setting for printing the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund and Insurer each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Insurer documents are printed or mailed on a combined or coordinated basis. If requested by Insurer, the Fund will provide annual Prospectus text to Insurer on diskette for printing and binding with the Separate Account Prospectus.

     3.4 Other Sales-Related Expenses.

     Expenses of distributing the Portfolio's shares and the Contracts will be paid by Contracts Distributor and other parties, as they shall determine by separate agreement.

     3.5 Parties to Cooperate.

     The Adviser, Insurer, Contracts Distributor, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                           Section 4. Legal Compliance

     4.1 Tax Laws.

     (a) The Adviser represents that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and will make every effort to maintain such qualification. The Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     (b) Insurer represents that it believes, in good faith, that the Contracts will be treated as annuity or variable life contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (c) The Fund will use its best efforts to comply and maintain each Portfolio's compliance with the diversification requirements set forth in
Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

     (d) Insurer represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     (e) The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with
Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

     (f) Should the Distributor or Advisor become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or
Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

     4.2 Insurance and Certain Other Laws.

     (a) The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing.

     (b) Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Connecticut Law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) Insurer and Contracts Distributor represent and warrant that Contracts Distributor is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Connecticut and has full corporate power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (d) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) Distributor represents and warrants that the Fund is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     (e) Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3 Securities Laws.

     (a) Insurer represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Connecticut law, (ii) the Separate Account is and will remain registered under the 1940 Act to the extent required by the 1940

Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

     (d) Distributor and Contracts Distributor each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities and Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers Inc. (the "NASD").

     4.4 Notice of Certain Proceedings and Other Circumstances.

     (a) Distributor or the Fund shall immediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) Insurer and Contracts Distributor shall immediately notify the Fund of
(i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer and Contracts Distributor will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5 Insurer to Provide Documents.

     Upon request, Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6 Fund to Provide Documents.

     Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

                       Section 5. Mixed and Shared Funding

     5.1 General.

     The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

     5.2 Disinterested Directors.

     The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     5.3 Monitoring for Material Irreconcilable Conflicts.

     The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

     (f) a decision by a life company to utilizing the Fund to disregard the voting instructions of participants.

     Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants.

     5.4 Conflict Remedies.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

     (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owner and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

     (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

     (b) If the material irreconcilable conflict arises because of Insurer's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Insurer that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw each Separate Account's investment in the Fund within six months after the

Fund's Board of Directors informs Insurer that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

     (d) Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5 Notice to Insurer.

     The Fund will promptly make known in writing to Insurer the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6 Information Requested by Board of Directors.

     Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7 Compliance with SEC Rules.

     If, at any time during which the Fund is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agrees that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

                             Section 6. Termination

     6.1 Events of Termination.

     Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

     (a) at the option of Insurer or Distributor upon at least six months advance written notice to the other Parties; or

     (b) at the option of the Fund upon (i) at least six months advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 11 of this Agreement for voting Trust shares in accordance with Participant instructions).

     (c) at the option of the Fund upon institution of formal proceedings against Insurer or Contracts Distributor by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

     (d) at the option of the Insurer upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of the Fund shares, if, in each case, Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer, Contracts Distributor or the Division corresponding to the Portfolio to be terminated; or

     (e) at the option of an Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

     (f) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or

     (g) at the option of Insurer if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions; or

     (h) at the option of Insurer if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions; or

     (i) at the option of Insurer if Insurer reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Insurer.

     6.2 Funds To Remain Available.

     Except (i) as necessary to implement Participant-initiated transactions,
(ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 30 calendar days after Insurer shall have notified the Fund or Distributor of its intention to do so.

     6.3 Survival of Warranties and Indemnifications.

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4 Continuance of Agreement for Certain Purposes.

     Notwithstanding any termination of this Agreement, the Distributor shall continue to make available shares of the Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

             Section 7. Parties to Cooperate Respecting Termination

     The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

                              Section 8. Assignment

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                    Section 9. Class B Distribution Payments

     From time to time during the term of this Agreement the Distributor may make payments to the Contracts Distributor pursuant to a distribution plan adopted by the Fund with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan) in consideration of the Contracts Distributor's furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of Participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments, and the Contracts Distributor waives any such payment, until the Distributor receives monies therefore from the Fund. Any such payments made pursuant to this Section 9 shall be subject to the following terms and conditions:

     (a) Any such payments shall be in such amounts as the Distributor may from time to time advise the Contracts Distributor in writing but in any event not in excess of the amounts permitted by the Rule 12b-1 Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Fund attributable to the Class B shares of a Portfolio held by clients of the Contracts Distributor. Any such service fee shall be paid solely for personal service and/or the maintenance of Participant accounts.

     (b) The provisions of this Section 9 relate to a plan adopted by the Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this
Section 9 shall provide the Fund's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     (c) The provisions of this Section 9 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 9 shall automatically terminate in the event if the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-1 Plan terminates or is not continued or in the event this Agreement terminate or ceases to remain in effect. In addition, the provisions of this Section 9 may be terminated at any time, without penalty, by either the Distributor or the Contracts Distributor with respect to any Portfolio on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

                               Section 10. Notices

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                        Travelers Insurance Company
                                        Travelers Life and Annuity Company
                                        One Tower Square
                                        Hartford, CT 06183
                                        Attn: General Counsel

                                        Tower Square Securities, Inc.
                                        One Tower Square
                                        Hartford, CT 06183
                                        Attn: General Counsel

                                        Alliance Fund Distributor, Inc.
                                        1345 Avenue of the Americas
                                        New York, NY 10105
                                        Attn: Edmund P. Bergan
                                        FAX: (212) 969-2290

                                        Alliance Capital Management L.P.
                                        1345 Avenue of the Americas
                                        New York, NY 10105
                                        Attn: Edmund P. Bergan
                                        FAX: (212) 969-2290

                          Section 11. Voting Procedures

     Subject to the cost allocation procedures set forth in Section 3 hereof, Insurer will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Insurer will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Insurer agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3 (T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 11.

                         Section 12. Foreign Tax Credits

     The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

                           Section 13. Indemnification

     13.1 Of Fund, Distributor and Adviser by Insurer.

     (a) Except to the extent provided in Sections 13.1(b) and 13.1(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 13.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Insurer or Contracts Distributor) or the negligent, illegal or fraudulent conduct of Insurer or Contracts Distributor or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by Insurer or Contracts Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

     (b) Insurer shall not be liable under this Section 13.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

     (c) Insurer shall not be liable under this Section 13.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.1. In case any such action is brought against an Indemnified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer's election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     13.2 Indemnification of Insurer and Contracts Distributor by Adviser.

     (a) Except to the extent provided in Sections 13.2(d) and 13.2(e), below, Adviser agrees to indemnify and hold harmless Insurer and Contracts Distributor, each of their directors and officers, and each person, if any, who controls Insurer or Contracts Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 13.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising for the Fund or to the extent not prepared by the Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of the Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

     (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

     (iv) arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

     (b) Except to the extent provided in Sections 13.2(d) and 13.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 13.2(c) below, the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Insurer), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Insurer or Contract Distributor pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Insurer of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Insurer deems necessary or appropriate as a result of the noncompliance.

     (c) The written consent of the Adviser referred to in Section 13.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

     (d) Adviser shall not be liable under this Section 13.2 with respect to any losses, claims; damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Insurer, Contracts Distributor or the Separate Account.

     (e) Adviser shall not be liable under this Section 13.2 with respect to any action against an Indemnified Party unless Insurer or Contracts Distributor shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     13.3 Effect of Notice.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 13.1(c) or 13.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                           Section 13. Applicable Law

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

                      Section 14. Execution in Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            Section 15. Severability

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          Section 16. Rights Cumulative

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                Section 17. Restrictions on Sales of Fund Shares

     Insurer agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies

                              Section 18. Headings

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        THE TRAVERLERS INSURANCE COMPANY
                                        AND THE TRAVELERS LIFE AND
                                        ANNUITY COMPANY


                                        By: /s/ George Kokulis
                                            ------------------------------------
                                            Name: George Kokulis
                                            Title: Executive Vice President


                                        TOWER SQUARE SECURITIES, INC.


                                        By: /s/ Joanne Russo
                                            ------------------------------------
                                            Name: Joanne Russo
                                            Title: Chief Administration Officer


                                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                        By: Alliance Capital Management
                                            Corporation, its General Partner


                                        By: /s/ John D. Carifa
                                            ------------------------------------
                                            Name: John D. Carifa
                                            Title: President and Chief Operating
                                                   Officer


                                        ALLIANCE FUND DISTRIBUTORS, INC.


                                        By: /s/ Richard A. Winge
                                            ------------------------------------
                                            Name: Richard A. Winge
                                            Title: Managing Director

                     AMENDMENT NO. 1 DATED OCTOBER 16, 2000
              TO THE PARTICIPATION AGREEMENT DATED NOVEMBER 1, 1999

WHEREAS, a Participation Agreement (the "Agreement") was entered into the 1st day of November, 1999, by and between each of The Travelers Insurance Company and The Travelers Life and Annuity Company, both Connecticut stock insurance companies (the "Company");Tower Square Securities, Inc., a Connecticut corporation ("Contracts Distributor"); Alliance Capital Management L.P., a Delaware limited partnership (the "Adviser") and Alliance Fund Distributors, Inc., a Delaware Corporation (the "Distributor") ; and

     WHEREAS, under the Agreement, the Company intends to purchase shares of the Portfolios listed in Schedule B; and

     WHEREAS, the Company has established separate accounts to serve as an investment vehicle for certain variable annuity contracts; and

     WHEREAS, Travelers Distribution LLC replaced Tower Square Securities as the Contracts Distributor effective October 8, 2000

     WHEREAS, the parties desire to amend the Agreement effective as of October 16, 2000 to add an unregistered Separate Account, Separate Account QPN to the Agreement; and to reflect the change of Contracts Distributor and

     WHEREAS, the variable annuity contracts for which Separate Account QPN serves as an investment vehicle are exempt from registration as a security under the Securities Act of 1933 and the Securities Exchange Act of 1934; and

     WHEREAS, Separate Account QPN is exempt from registration as an investment company under the Investment Company Act of 1940.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to amend the Agreement by:

- replacing all references to Tower Square Securities with Travelers Distribution LLC, and

-    deleting Section 4.3(a) and adding the following new Section 4.3(a) and

-    deleting Schedule A and adding the following new Schedule A.

                                 Securities Laws

4.3(a) Insurer represents and warrants that (1) interests in the Separate
     Account pursuant to the Contracts will be registered under the 1933 Act or exempt from registration under Section (a)(2) of the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Connecticut law, (ii) the Separate Accounts are and will remain registered under the 1940 Act exempt from registration under 3(c)(11) of the 1940 Act,
     (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder if applicable, (iv) the Separate Account's 1933 registration statement relating to the Contracts, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus or Disclosure Document will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

                                   Schedule A

                               Separate Account(s)

The Travelers Separate Account ABD for Variable Annuities The Travelers Separate Account ABD II for Variable Annuities The Travelers Fund BD III for Variable Annuities
The Travelers Fund BD IV for Variable Annuities
The Travelers Separate Account Nine for Variable Annuities The Travelers Separate Account Ten for Variable Annuities The Travelers Separate Account QPN for Variable Annuities

                                   Schedule B

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
     Premier Growth Portfolio - Class B
     Growth and Income Portfolio - Class B
     Technology Portfolio - Class B

IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Agreement to be signed by their respective officials thereunto duly authorized and seals to be affixed, in the case of the Company.

                                        THE TRAVELERS INSURANCE COMPANY
                                        AND THE TRAVELERS LIFE AND ANNUITY
                                        COMPANY


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Title: Vice President
                                        Date:
                                              ----------------------------------


                                        TRAVELERS DISTRIBUTION LLC


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Title: Vice President
                                        Date:
                                              ---------------------------------

                                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                        By: /s/ Robert H. Joseph, Jr.
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ---------------------------------


                                        ALLIANCE FUND DISTRIBUTORS, INC.


                                        By /s/ Richard A. Winge
                                           -------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ---------------------------------

                        AMENDMENT NO. 2 DATED MAY 1, 2001
              TO THE PARTICIPATION AGREEMENT DATED NOVEMBER 1, 1999

     WHEREAS, a Participation Agreement (the "Agreement") was entered into the 1st day of November, 1999, amended October 16, 2000, by and between each of The Travelers Insurance Company and The Travelers Life and Annuity Company, both Connecticut stock insurance companies (the "Company"); Travelers Distribution LLC,, a Connecticut corporation ("Contracts Distributor"); Alliance Capital Management L.P., a Delaware limited partnership (the "Adviser") and Alliance Fund Distributors, Inc., a Delaware Corporation (the "Distributor"); and

     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree to amend the Agreement by replacing Schedule A and B with the following.

                                   Schedule A

Separate Account TM for Variable Annuities
Separate Account TMII for Variable Annuities
The Travelers Fund U for Variable Annuities
The Travelers Fund BD for Variable Annuities
The Travelers Fund BDII for Variable Annuities
The Travelers Fund UL for Variable Life Insurance
The Travelers Fund ULII for Variable Life Insurance

                                   Schedule B

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

     Premier Growth Portfolio - Class B
     Growth and Income Portfolio - Class B

                                        THE TRAVELERS INSURANCE COMPANY
                                        AND THE TRAVELERS LIFE AND ANNUITY
                                        COMPANY


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Title: Vice President
                                        Date:
                                              ----------------------------------


                                        TRAVELERS DISTRIBUTION LLC


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Title: Vice President
                                        Date:
                                              ----------------------------------

                                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                        By: /s/ Robert H. Joseph, Jr.
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        ALLIANCE FUND DISTRIBUTORS, INC.


                                        By /s/ Richard A. Winge
                                           -------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                     AMENDMENT NO. 3 DATED JANUARY 31, 2002
              TO THE PARTICIPATION AGREEMENT DATED NOVEMBER 1, 1999

Amendment to the Participation Agreement by and among Alliance Capital Management L.P., Alliance Fund Distributors, Inc., (collectively, the "Fund"), The Travelers Insurance Company, and The Travelers Life and Annuity Company, (collectively, the "Company"); Travelers Distribution LLC, a Connecticut corporation ("Contracts Distributor"); each on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto.

WHEREAS, each of the parties desires to amend Section 4, Paragraph 4.5 and 4.6 of the Agreement, each party hereby agrees to amend said Section by adding the following language:

In addition to any other format in which the Fund may choose to provide its prospectuses to the Company, the Fund will also provide the Company with fund prospectuses and any supplements thereto in PDF format contemporaneously with or prior to the filing of the fund prospectus or supplement with the SEC.

WHEREAS, each of the parties desires to expand the Accounts of the Company which invest in shares of the Fund, each of the parties hereby agrees to amend Schedule A of the Agreement by adding the following to the existing language on Schedule A and replacing the existing Schedule A with the attached Schedule A dated January 31, 2002:

New Separate Accounts

The Travelers Fund UL III
The Travelers Separate Account PF for Variable Annuities
The Travelers Separate Account PF II for Variable Annuities
The Travelers Fund BD for Variable Annuities
The Travelers Fund Separate Account PP for Variable Life Insurance
(unregistered)

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 3 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        THE TRAVELERS INSURANCE COMPANY
                                        THE TRAVELERS LIFE AND ANNUITY COMPANY


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Title: Vice President
                                        Date: 4/15/02


                                        TRAVELERS DISTRIBUTION LLC


                                        By: /s/ Donald Munson, Jr.
                                            ------------------------------------
                                        Title: Vice President
                                        Date: 4/15/02


                                        ALLIANCE CAPITAL MANAGEMENT L.P.


                                        By: /s/ Robert H. Joseph, Jr.
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        ALLIANCE FUND DISTRIBUTORS, INC.


                                        By: /s/ Richard A. Winge
                                            ------------------------------------
                                        Title: Managing Director,
                                               Senior Vice President
                                        Date: February 8, 2002

                                   Schedule A
                                January 31, 2002

The Travelers Fund BD for Variable Annuities
The Travelers Fund BD for Variable Annuities
The Travelers Fund BD II for Variable Annuities
The Travelers Fund BD III for Variable Annuities
The Travelers Fund BD IV for Variable Annuities
The Travelers Fund Separate Account PP for Variable Life Insurance
(unregistered)
The Travelers Fund U for Variable Annuities
The Travelers Fund UL III
The Travelers Separate Account ABD for Variable Annuities
The Travelers Separate Account ABD II for Variable Annuities
The Travelers Separate Account Nine for Variable Annuities
The Travelers Separate Account PF for Variable Annuities
The Travelers Separate Account PF II for Variable Annuities
The Travelers Separate Account QPN for Variable Annuities
The Travelers Separate Account Ten for Variable Annuities
The Travelers Separate Account TM for Variable Annuities
The Travelers Separate Account TM II for Variable Annuities
The Travelers UL for Variable Life Insurance
The Travelers UL II for Variable Life Insurance

                      AMENDMENT NO. 5 DATED APRIL 28, 2008
             TO THE PARTICIPATION AGREEMENT DATED NOVEMBER 1, 1999,
                              AS PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut, previously known as The Travelers Life Insurance Company, on behalf of itself and certain of its segregated asset accounts listed in Schedule A hereto, AllianceBernstein L.P. and AllianceBernstein Investments, Inc.

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut ("MICC") and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut ("MLACC");

     WHEREAS, on December 7, 2007, MLACC was merged with and into MICC;

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision, updating the names of the MICC separate accounts listed in Schedule A and expanding the Funds listed in Schedule B.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

     1. Section 10 of the Agreement entitled "Notices" shall be amended as follows:

          "If to the Company:

               MetLife Insurance Company of Connecticut
               c/o Metropolitan Life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Alan C. Leland, Jr., Vice President

          Copy to:

               MetLife Insurance Company of Connecticut
               c/o Metropolitan Life Insurance Company
               501 Boylston Street
               Boston, MA 02116
               Attention: Law Department"

     2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     3. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

Except as set forth above, expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 5 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                        METLIFE INSURANCE COMPANY OF CONNECTICUT
                                        (on behalf of the Accounts and itself)


                                        By:
                                            ------------------------------------
                                        Its:


                                        ALLIANCEBERNSTEIN L.P.


                                        By:
                                            ------------------------------------
                                        Its:


                                        ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                        By:
                                            ------------------------------------
                                        Its:

                                   SCHEDULE A

                                SEPARATE ACCOUNTS

MetLife of CT Fund BD for Variable Annuities
MetLife of CT Fund BD II for Variable Annuities
MetLife of CT Fund BD III for Variable Annuities
MetLife of CT Fund BD IV for Variable Annuities
MetLife of CT Fund U for Variable Annuities
MetLife of CT Separate Account ABD for Variable Annuities
MetLife of CT Separate Account ABD II for Variable Annuities
MetLife of CT Separate Account Nine for Variable Annuities
MetLife of CT Separate Account PF for Variable Annuities
MetLife of CT Separate Account PF II for Variable Annuities
MetLife of CT Separate Account QPN for Variable Annuities
MetLife of CT Separate Account Ten for Variable Annuities
MetLife of CT Separate Account TM for Variable Annuities
MetLife of CT Separate Account TM II for Variable Annuities
MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Separate Account Twelve for Variable Annuities
MetLife of CT Separate Account Thirteen for Variable Annuities
MetLife of CT Separate Account Fourteen for Variable Annuities
MetLife Insurance Company of Connecticut Variable Annuity Separate Account 2002 MetLife Life and Annuity Company of Connecticut Variable Annuity Separate Account 2002

MetLife of CT Fund UL for Variable Life Insurance
MetLife of CT Fund UL II for Variable Life Insurance
MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVUL1 (unregistered)
MetLife of CT Separate Account PP for Variable Life Insurance (unregistered)

                                   SCHEDULE B

                    PORTFOLIOS AVAILABLE UNDER THIS AGREEMENT

Alliance Variable Products Series Fund, Inc.:

     Large Cap Growth Portfolio - Class B
     Growth and Income Portfolio - Class B
     Large Cap Growth Portfolio - Class B
     Global Technology Portfolio - Class B
     International Value Portfolio - Class A
     Intermediate Bond Portfolio (formerly, U.S. Government/High Grade Securities Portfolio) - Class A